Exhibit 10.29

FORWARD MARCH LIMITED

DGS LIMITED

JEFFREY COX

SHARE TRANSFER AND EXCHANGE AGREEMENT

THIS SHARE TRANSFER AND EXCHANGE AGREEMENT (this “Agreement”) is made as a Deed, effective as of June 28, 2017.

PARTIES:

(1)
FORWARD MARCH LIMITED, an exempted company organised and existing under the laws of Bermuda, with Company Registration No. 52347 and having its registered address at Crawford House, 50 Cedar Avenue, Hamilton, Bermuda HM 11 (“FM”),

(2)
DGS LIMITED an exempted company organised and existing under the laws of Bermuda, with Company Registration No. 52345 and having its registered address at Crawford House, 50 Cedar Avenue, Hamilton, Bermuda HM 11 (“DGS”);

(3)	JEFFREY COX, an individual with an address of 2572 Saddleback Ct, Castle Rock, CO, 80104-7542 USA (“JC”); and

(each a “Party” and collectively, the “Parties”).

BACKGROUND:

(A)	JC is the holder of a total of 3,871,836 common shares with a par value of US$0.001 per common share in DGS (the “DGS Shares”).

(B)
Subject to any prior necessary corporate or regulatory approvals (including any prior no-objection or approval of the BMA), JC would like to effect a transfer to FM, and FM would like to accept all of the DGS Shares, in exchange for the issue and allotment by FM of 360,184 fully paid and non-assessable common shares in FM with a par value of US$0.0001 per common share to JC, or his nominee (the “FM Shares”) (the “Share Transfer and Exchange”).

(C)	The Parties are accordingly entering into this Agreement to set out the terms and conditions governing the Share Transfer and Exchange.

TERMS:

The Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement the following expressions shall have the following meanings:

“Agreement”	means this share transfer and exchange agreement, including its schedules (if any);

“BMA”	means the Bermuda Monetary Authority;

“Companies Act”	means the Companies Act, 1981, as amended, of Bermuda;

“Completion”	means the completion of the Share Transfer and Exchange;

“Completion Date”	means on or by 30 June, 2017 or such other date as may be agreed between the Parties in writing;

“DGS Shares”	has the meaning given to it in Recital (A);

“Dispute”	has the meaning given to it in clause 7.9;

“Encumbrance”
means any adverse claim or right or third party right or other right or interest, any equity, any option or right of pre-emption or right to acquire or right to restrict, any mortgage, charge, assignment, hypothecation, pledge, lien, encumbrance or security interest or arrangement of whatsoever nature, any reservation-of-title or any hire purchase, lease or instalment purchase agreement;

“FM Shares”	Has the meaing given to it in Recital (B);

“Proceedings”	has the meaning given to it in clause 7.10(a);

“Share Transfer and Exchange”	has the meaning given to in it Recital (B);

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)
the section headings and captions to the clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement;

(b)	a reference to a document is a reference to that document as from time to time supplemented or varied;

(c)	words importing the singular shall include the plural number and vice versa and words importing a gender shall include each gender;

(d)	words and phrases, the definitions of which are contained or referred to in the Companies Act shall be construed as having the meanings thereby attributed to them; and

(e)
any reference to any clause, sub-clause or paragraph, shall be a reference to the clause, sub-clause or paragraph, of this Agreement in which the reference occurs unless it is indicated that reference to some other provision is intended.

2.	SHARE TRANSFER AND EXCHANGE

2.1
Subject to any prior necessary corporate or regulatory approvals (including any prior regulatory no-objection or approval of the BMA), JC agrees to effect the transfer of the DGS Shares to FM and FM agrees to acquire the DGS Shares in exchange for the issue and allotment of the FM Shares, as fully paid and non-assessable shares, by FM to JC, with effect from the Completion and free from any Encumbrances and with the benefit of all accrued rights and advantages attaching or belonging thereto.

3.	CONSIDERATION TO JC

3.1	JC and FM agree that the issuance of the FM Shares shall be good and sufficient consideration for the transfer of the DGS Shares.

4.	COMPLETION

4.1	Timing

Completion shall occur on the Completion Date. If Completion does not occur on or by the Completion Date, this Agreement and all obligations, consents, warranties, and covenants arising out of the Agreement shall be null and void unless otherwise agreed in writing by the parties.

5.	WARRANTIES AND COVENANTS

5.1	Warranties

(a)	JC warrants and represents to the Parties that:

(i)	he is the beneficial and legal owner of the DGS Shares and all such DGS Shares are free of all Encumbrances;

(ii)
he has the legal right and full power and authority to execute and deliver, and to exercise his rights and perform his obligations under this Agreement, and further that this Agreement constitutes a valid, legally binding and enforceable obligation on him in accordance with its terms; and

(iii)
this Agreement constitutes, and the documents, if any, referred to in this Agreement which are to be executed by him, when executed, will constitute, valid and binding agreements enforceable in accordance with their respective terms.

(b)	Each of DGS and FM respectively warrant and represent to COX that:

(i)
each is a company duly incorporated and validly existing under the laws of its incorporation or, if applicable, continuation, and has the power to own its assets and carry on its business as it is being conducted;

(ii)
each has the legal right and full power and authority to execute and deliver, and to exercise their rights and perform their obligations under this Agreement, and further that this Agreement constitutes a valid, legally binding and enforceable obligation on each of them in accordance with its terms; and

(iii)
this Agreement constitutes, and the documents, if any, referred to in this Agreement which are to be executed by each of them, when executed, will constitute, valid and binding agreements enforceable in accordance with their respective terms.

(c)	FM warrants and represents to JC that upon Completion, FM’s issued share capital will be as follows:

(A)	360,184 common shares issued to JC;

(B)	4,749,861 preferred shares issued to TRGI;

(C)	6,856,139 common shares issued to TRGI; and

(D)	an additional 533,818 common shares shall be issued, or agreed to be issued, to other person(s).

(d)
FM further warrants and represents to JC that, on or by the Completion Date (i) FM’s Byelaws and a Certificate of Designation for the preferred shares shall be in the form as attached hereto as Exhibit A to this Agreement; and (ii) FM’s Stock Option Plan shall be in the form attached hereto as Exhibit B to this Agreement.

5.2	Covenants

Each Party jointly and severally covenants with the other Parties that he or it shall, and shall procure, so far as is within his or its power of procurement, that all necessary third parties shall likewise, do, execute and perform all such further deeds, documents, assurances, acts and things as either of them, at or after Completion, may reasonably require to give effect to the terms of this Agreement.

6.	ACKNOWLEDGEMENT

6.1	By signing this Agreement, each of DGS and FM undertakes:

(a)	to perform any action required to give effect to the provisions of this Agreement;

(b)	that any resolutions required to be taken by its shareholder or directors to effect Completion have been adopted (whether at a meeting or in writing);

(c)	to cancel such certificates as may be returned to it or declared lost as applicable;

(d)	to issue new certificates as applicable to reflect the Share Transfer and Exchange;

(e)	to update its registers (including its register of members) to reflect the positions following the Share Transfer and Exchange; and

(f)	to file all necessary statutory forms and documents with the BMA and all other authorities, if and as required, within the time limits prescribed by applicable law or regulation.

7.	MISCELLANEOUS PROVISIONS

7.1	Assignment

No Party may assign its rights or obligations under this Agreement without the prior written consent of all the other Parties.

7.2	Parties Bound

This Agreement shall be binding upon and run for the benefit of the Parties, their successors and permitted assigns.

7.3	Relationship of the Parties

In this Agreement, nothing shall be deemed to:

(a)	constitute a partnership between the Parties or any of them; or

(b)	make any Party an agent for any other Party, for any purpose whatsoever.

7.4	Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Parties with respect to its subject matter, and except as expressly provided, supersedes all prior representations, writings, negotiations or understandings, with respect to that subject matter, if any.

7.5	Waivers

A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

7.6	Variations

No variation of this Agreement shall be effective unless it is made in writing and signed by each of the Parties.

7.7	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

7.8	Further Assurance

Each Party shall do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement this Agreement.

7.9	Governing Law

This Agreement and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) (“Dispute”) shall be governed by and construed in accordance with the laws of Bermuda.

7.10	Jurisdiction

(a)
Each of the Parties to this Agreement irrevocably agrees that the courts of Bermuda are to have exclusive jurisdiction to settle any Dispute and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) shall therefore be brought in the courts of Bermuda.

(b)	Each of the Parties to this Agreement irrevocably waives any objection to Proceedings in the courts referred to in clause 7.10(a) on the grounds of venue or on the grounds of forum non conveniens.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first above written.

For and on behalf of:

THE RESOURCE GROUP INTERNATIONAL LIMITED
/s/ Mohammed Khaishgi
Signature
Name: Mohammed Khaishgi
Director/Authorised Signatory

For and on behalf of:

DIGITAL GLOBE SERVICES, LTD.

Signed by		/s/ Mohammed Khaishgi

Signature
Name: Mohammed Khaishgi
Director/Authorised Signatory

For and on behalf of:

Signed by	/s/ Jeffrey Cox

MR. JEFFREY COX, in the presence of:

Signature of witness:		/s/ Pat Costello
Name:		Pat Costello
Address:		1700 Pennsylvania Ave, Suite 560
Washington DC 20006
Occupation:		Lawyer

For and on behalf of:

DGS LIMITED

/s/ Zia Chishti
Signature
Name: Zia Chishti
Director/Authorised Signatory